                                                            EXHIBIT A


                            FOURTH AMENDMENT TO THE
                        AMENDED AND RESTATED EXCLUSIVE
                            DISTRIBUTION AGREEMENT

                               TABLE OF CONTENTS

I.   DEFINITIONS...........................................................   2
    1.1  Additional Definitions............................................   2
    1.2  Other Definitions.................................................   9

II.  TERM..................................................................   9
    2.1  Term..............................................................   9
    2.2  Termination.......................................................   9

III. DISTRIBUTION RIGHTS...................................................   9
    3.1  Grant of Distribution Rights......................................   9
    3.2  Distributor Noncompete............................................  10
    3.3  Supplier Exclusivity..............................................  10
    3.4  Hemostasis Point-of-Care Products.................................  11
    3.5  Future Product Discontinuances....................................  11
    3.6  Ordering..........................................................  12

IV.  SUPPLIER DUTIES.......................................................  12
    4.1  Drop Shipments and Purchase of Inventory..........................  12
    4.2  Returned Goods....................................................  13
    4.3  Supplier Modifications to Active AdNow Leases.....................  14
    4.4  Supplier Guarantees...............................................  15
    4.5  Duty to Cooperate.................................................  15

V.   DISTRIBUTOR'S DUTIES..................................................  15
    5.1  BVP Status........................................................  15
    5.2  Stocking Products.................................................  16
    5.3  Returned Goods....................................................  16

VI.  LEASING...............................................................  16
    6.1  Third Party Leasing Agent.........................................  16
    6.2  Certain AdNow Leases..............................................  18
    6.3  Continuing Leasing Obligations....................................  18
    6.4  Leasing on Expiration or Termination..............................  19
    6.5  Lease Variances...................................................  26
    6.6  Supplier Interference; Conversions................................  27
    6.7  Distributor Interference; Conversions.............................  28

VII. PAYMENT TERMS.........................................................  29
    7.1  Guaranteed Gross Profit Margin....................................  29
    7.2  Offsets or Deductions; Expedited Dispute Resolution Process
         Matters...........................................................  29
    7.3  Rebates on Unsold Products........................................  32
    7.4  Supplier Receivables..............................................  33
    7.5  Payments Received.................................................  33

VIII.   TRANSITION.........................................................  34
 8.1    Transition Payment.................................................  34
 8.2    Assignment of Contracts............................................  34
 8.3    Government Contracts...............................................  34
 8.4    Transition Information.............................................  35
 8.5    Transition Principles..............................................  35

IX.     SURCHARGE REMOVALS.................................................  35
 9.1    Surcharge Removals.................................................  35

X.      VALUE BONDS........................................................  36
 10.1   Retirement of Value Bonds..........................................  36

XI.     EXPEDITED ARBITRATION PROCEDURE....................................  36
 11.1   Arbitration........................................................  36

XII.    MISCELLANEOUS......................................................  38
 12.1   Drafting...........................................................  38
 12.2   Scope of Promises, Representations, and Inducements................  39
 12.3   Voluntary Agreement................................................  39
 12.4   Survival...........................................................  39
 12.5   Governing Law......................................................  39
 12.6   Severability.......................................................  40
 12.7   Entire Agreement...................................................  40
 12.8   Successors and Assigns.............................................  40
 12.9   Modifications......................................................  40
 12.10  Authorization to Sign..............................................  41
 12.11  Counterparts.......................................................  41
 12.12  Headings...........................................................  41
 12.13  Confirmation.......................................................  41

                                                                    EXHBIIT 10.3

                            FOURTH AMENDMENT TO THE
                        AMENDED AND RESTATED EXCLUSIVE
                            DISTRIBUTION AGREEMENT

     This Fourth Amendment to the Amended and Restated Exclusive Distribution Agreement ("Fourth Amendment") by and between Dade Behring Inc., ("Supplier") and Allegiance Healthcare Corporation ("Distributor") is entered into this 9th day of August, 2000.

     WHEREAS, Supplier and Distributor are parties to that Amended and Restated Exclusive Distribution Agreement, dated September 15, 1995 (the "Amended and Restated Distribution Agreement"), as amended by the parties pursuant to the Amendment to Amended and Restated Exclusive Distribution Agreement, dated as of September 26, 1996 (the "First Amendment"), the Second Amendment to Amended and Restated Exclusive Distribution Agreement, dated as of October 1, 1997 (the "Second Amendment"), the Third Amendment to the Amended and Restated Exclusive Distribution Agreement, dated as of May 27, 1998 (the "Third Amendment"), that certain letter agreement, dated March 4, 1999 (the "March Letter Agreement"), that certain letter agreement dated February 29, 2000 (the "February Letter Agreement"), and that certain letter agreement, dated April 11, 2000 (the "April Letter Agreement") (the Amended and Restated Distribution Agreement, as amended and supplemented pursuant to the foregoing, is hereinafter referred to as the "Distribution Agreement");

     WHEREAS, disputes have arisen between Supplier and Distributor relating to the Distribution Agreement some of which are currently the subject of an arbitration proceeding between the parties pending before Robert A. Helman ("Arbitration");

     WHEREAS, the parties have agreed to settle their claims pursuant to the terms and conditions of the Settlement Agreement, Mutual Release and Covenant Not to Sue ("Settlement Agreement") among Supplier, Distributor and Baxter Healthcare Corporation, dated as of the date hereof; and

     WHEREAS, as a part of their settlement the parties have agreed to enter into this Fourth Amendment, which will be an exhibit to the Settlement Agreement, and, notwithstanding anything to the contrary contained in the Settlement Agreement, the parties agree that nothing in the Settlement Agreement shall negate or otherwise affect any rights or obligations of the parties set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                               I.    DEFINITIONS

     1.1  Additional Definitions.  The following definitions are hereby added to
          ----------------------
Section 1 of the Distribution Agreement:

          "Active AdNow Leases" shall mean those AdNow leases for which the original contractual term of the lease has not expired or has not been otherwise prematurely terminated by both parties to the lease. The 180 Columbia/HCA customer contracts will be deemed to be Active AdNow leases for purposes of this Agreement.

          "Agency Agreement" shall have the meaning set forth in Section
                                                                 -------
     9(e)(iv).
     --------

          "Agreed Arbitrator" shall mean a former federal judge or other mutually agreed upon individual who is selected by the parties and agrees to hear claims under Section 16(d) of this Agreement arising between the
                          -------------
     parties.

          "Agreed Net Book Value" of an Instrument shall mean, for each Instrument subject to an Active AdNow Lease, the Net Book Value multiplied by the fraction equal to the portion of the monthly Instrument Surcharge added to Supplier's Products as a percentage of the total monthly Instrument Surcharge due under such Active AdNow Lease.

          "April Letter Agreement" means that certain letter agreement, dated April 11, 2000, between Distributor and Supplier.

          "Conversion" shall have the meaning set forth in Section 6(aa).
                                                           -------------

          "Distributor Loss Pool Amount" shall mean the amount of One Million Five Hundred Thousand and no/100 dollars ($1,500,000.00).

          "Distributor Responsibility Reasons" means that a customer's attempted termination of its AdNow lease is because of Distributor's breach of any of its obligations under such AdNow lease to place orders for Products, to ship Products (to the extent such shipping is, at that time, a Distributor duty rather than a Supplier duty under the terms of this Agreement or the April Letter Agreement) or to bill the customer.

          "Dual Responsibility Reasons" means that a customer's attempted termination of its AdNow lease is for any reason other than a Distributor Responsibility Reason or a Supplier Responsibility Reason.

          "Event of Default" shall mean (i) a failure by Supplier to remit any Monthly Instrument Collections pursuant to the Agency Agreement, or any Monthly Instrument Shortfall Payment; provided that Distributor has given
                                           --------
     Supplier notice of such failure and Supplier has failed to remit such payment within five business days from the date of such notice, (ii) any breach by Supplier of any of its obligations under the Agency Agreement; provided that Distributor has given Supplier notice of such failure and
     --------
     Supplier has failed to cure such breach within fifteen (15) days of such notice, or (iii) Supplier is Insolvent, fails to operate as a going concern, files or has filed against it a petition in bankruptcy, makes an assignment for the benefit of creditors, has a receiver appointed for it or dissolves.

          "Expedited Dispute Resolution Process" shall mean that process set out in Section 16(d) of this Agreement.
        -------------

          "February Letter Agreement" means that certain letter agreement, dated February 29, 2000, between Distributor and Supplier.

          "Insolvent" or "Insolvency" shall mean that an individual or entity cannot pay his, her or its debts as they become due.

          "Instrument of Assignment" shall have the meaning set forth in Section
                                                                         -------
     9(e)(i).
     -------

          "Instrument of Assumption" shall have the meaning set forth in Section
                                                                         -------
     9(e)(i).
     -------

          "Instrument Portion" shall have the meaning set forth in Section
                                                                   -------
     9(e)(i).
     -------

          "Instrument Surcharge" shall mean that aggregate portion of the reagent or consumable prices allocable to the Instrument together with the Instrument service fees (if financed by Distributor) and the Instrument financing charges applicable to an AdNow lease and calculated by Distributor utilizing methodology consistent with Exhibit C to the Second Amendment (whether or not the lease was entered into after October 1, 1997) and once set for a particular AdNow lease it shall remain the same for the term of such AdNow lease.

          "March Letter Agreement" means that certain letter agreement, dated March 4, 1999, between Distributor and Supplier.

          "Monthly Instrument Collections" shall have the meaning set forth in
     Section 9(e)(v).
     ---------------

          "Monthly Instrument Payment" shall equal the Agreed Net Book Value of the Instrument(s) subject to an Active AdNow Lease together with the Instrument financing charges applicable to such lease, divided by the number of months remaining in the original term of the Active AdNow Lease.

          "Monthly Instrument Shortfall Payment" shall have the meaning set forth in Section 9(e)(v).
              ---------------

          "Net Book Value" of an Instrument shall mean the unamortized value of the Instrument plus Instrument service fees (if financed by Distributor) utilizing the "effective interest method" of amortization.

          "Net Purchase Price" shall mean the price charged to Distributor by Supplier for the Saleable Inventory offset by any amounts that Distributor owes to Supplier but has not yet paid to Supplier for such Saleable Inventory as of the date Supplier pays Distributor for such Saleable Inventory.

          "Return Process" shall mean the following process under which Distributor returns Saleable Inventory to Supplier: On the dates set forth in Section 6(a)(2) hereof, Distributor shall begin the process of returning
        ---------------
     the applicable Saleable Inventory to Supplier. Distributor will have two
     (2) weeks from either January 31, 2001, or March 31, 2001, respectively, to complete the shipment of the Saleable Inventory to Supplier's designated distribution centers. Distributor shall ship such Saleable Inventory in accordance with Supplier's shipping instructions (FOB destination). Thereafter, Supplier shall have two (2) weeks to reconcile and accept or reject such inventory. Supplier shall assume responsibility for any loss, damage

     (including from improper storage) or destruction of such Products which occurs on or after Supplier's receipt of such Products at its warehouse dock. Title to all Products included within the Saleable Inventory will pass to Supplier upon Supplier's acceptance of such Products.

          "Saleable Inventory" shall mean Distributor's entire inventory of Products except Products that are obsolete, have less than 90 days remaining shelf life, are not in good resaleable condition or are not in their original packaging.

          "Settlement Agreement" means that Settlement Agreement, Mutual Release and Covenant Not to Sue, dated August 9, 2000, among Distributor, Supplier and Baxter Healthcare Corporation.

          "Supplier Responsibility Reasons" means that a customer's attempted termination of its AdNow lease is because of (i) a breach of Supplier's warranty, (ii) Supplier's failure to ship Products in accordance with the terms and conditions hereof to the customer (to the extent such shipping is, at that time, a Supplier duty rather than a Distributor duty under the terms of this Agreement or the April Letter Agreement) or (iii) Supplier's failure to supply Products to Distributor in accordance with the terms and conditions hereof.

          "Third Party Transaction" shall have the meaning set forth in Section
                                                                        -------
     13(k).
     -----

          "Valid Active AdNow Leases" shall mean all Active AdNow Leases as of a specified date, other than those (i) for which a signed lease form does not exist; (ii) with customers who are bankrupt or Insolvent; (iii) for which the Instrument(s) cannot be physically located; (iv) for which Distributor (or Supplier at Distributor's request) has removed the Instrument(s) from the customer's location; and (v) for which (A) Distributor has actually received a written notice of termination from the customer, (B) the customer is attempting to terminate because of a Distributor Responsibility Reason and (C) Distributor has not cured or taken reasonable steps to cure such breach. Notwithstanding the above, the 180 Columbia/HCA customer contracts will be deemed to be "Valid Active AdNow Leases," other than those for which Distributor has removed the Instrument(s) from the customer's location.

          "Valid Inactive AdNow Leases" shall mean all AdNow leases as of a specified date that would be Valid Active AdNow Leases but for the fact that the original contractual term of the lease has expired (provided that such AdNow lease is in its renewal term), other than such AdNow leases which cover any non-Supplier products.

          "Value Bonds" is used herein as such term is used in the Purchase Agreement, as amended and restated as of December 15, 1994, between Diagnostics Holding, Inc. (n/k/a Dade Behring Holdings, Inc.) and Baxter International Inc.

     1.2  Other Definitions.  All other capitalized terms used but not defined
          -----------------
herein shall have the meanings ascribed to them in the Distribution Agreement.


                                  II.    TERM


     2.1  Term.  The first sentence of Section 3 of the Distribution Agreement
          ----
is hereby amended to read as follows:

     The term of this Agreement shall begin on the date of this Agreement and shall end on June 30, 2001, unless sooner terminated as provided herein.

     2.2  Termination.  (a) The first two clauses of Section 8(c) of the
          ------------
Distribution Agreement are hereby amended to read as follows:

     At any time on or after September 30, 2000 for the MicroScan class of Products and at any time on or after December 31, 2000 for the Hemostasis class of Products, Supplier may terminate this Agreement upon at least six months prior written notice, [Section 8(c) then continues: "if the business...."]

     (b) Section 8(d) of the Distribution Agreement is hereby amended to read in its entirety as follows:

     INTENTIONALLY DELETED


                          III.    DISTRIBUTION RIGHTS


     3.1  Grant of Distribution Rights.  The first clause of Section 2(a)(1) of
          -----------------------------
the Distribution Agreement is hereby amended to read in its entirety as follows:

     Except as otherwise specifically set forth herein, Supplier will distribute
     (i) the Hemostasis class of Products exclusively through Distributor during the Term of this Agreement, (ii) the MicroScan class of Products exclusively through Distributor through March 31, 2001 and thereafter through Distributor during the remaining Term of this Agreement on a non-exclusive basis, and (iii) the Dade

     Immunohematology and Other Dade classes of Products non-exclusively through Distributor during the Term of this Agreement; [Section 2(a) then continues: "provided, however, that nothing in...."]
                 --------- -------

     3.2  Distributor Noncompete.  Subsections 2(b)(1)(i) through (iv) of the
          -----------------------
Distribution Agreement are hereby amended to read in their entirety as follows:

     (i) manufacture, sell, lease, solicit orders for or otherwise distribute in the Territory any product that is competitive with any Product in either the MicroScan or Hemostasis classes of Products while Supplier is distributing any such MicroScan or Hemostasis Product exclusively through Distributor pursuant to Section 2(a)(1) of this Agreement; or (ii) operate,
                             ---------------
     manage, advise or otherwise assist in any manner (in each case, either alone or in association with any other person) in the manufacture, leasing or sale within the Territory of products that are competitive with any Product in either the MicroScan or Hemostasis classes of Products while Supplier is distributing any such Product exclusively through Distributor pursuant to Section 2(a)(1) of this Agreement; (iii) purchase more than a
                 ---------------
     ten percent (10%) interest in a company whose annual gross revenues from the manufacture, lease or sale in the Territory of products competitive with Products in the Hemostasis class of Products (or, until March 31, 2001, the MicroScan class of Products) exceeds fifty million dollars ($50,000,000); or (iv) own more than a ten percent (10%) equity interest in a company whose annual gross revenues from the manufacture, lease or sale in the Territory of products competitive with Products in the Hemostasis class of Products (or, until March 31, 2001, the MicroScan class of Products) exceeds an amount equal to fifty million dollars ($50,000,000) times a fraction (A) the numerator of which is the value of the consumer price index for medical products in effect on the most recent month for which such index is available at the time of the acquisition of such interest and (B) the denominator of which is the value of such index as of December 14, 1994.

     3.3  Supplier Exclusivity.  Section 2(a)(2) of the Distribution Agreement
          --------------------
is hereby amended to add the following to the end thereof:

     Supplier shall not be deemed to have breached Section 2(a)(1) of this
                                                   ---------------
     Agreement for any sale, solicitation of orders for, or other distribution of, Products within the Territory other than through Distributor where (i) Distributor has been deemed to have consented to such actions pursuant to the terms of Section 2 of the Amendment (otherwise known as the First Amendment) to this Agreement, (ii) Supplier has assisted a customer in financing an Instrument through a third party leasing agent and the third party leasing agent has leased the Instrument to such customer, pursuant to the terms of the February Letter Agreement or the terms of

     Section 6(d) of this Agreement (including in each case that all reagents
     -----------
     and consumables under such lease are sold through Distributor and Distributor receives its guaranteed gross profit margins provided in this Agreement from such sale or lease of Products (including all Instruments, consumables and reagents) that are subject to such lease until the expiration or termination of this Agreement), (iii) Supplier has exercised its rights under Section 2(d) of this Agreement or (iv) Distributor has otherwise consented in writing to such sale or solicitation of orders for or other distribution of Products within the Territory.

     3.4  Hemostasis Point-of-Care Products. (a) Subpart (x) of the second
          ---------------------------------

sentence of Section 2(b)(1) of the Distribution Agreement is hereby amended to read in its entirety as follows:

     nothing in this Agreement shall prohibit Distributor or any of its Affiliates from selling, soliciting orders for or otherwise distributing the products referred to on Exhibit C hereto, which are competitive with
                                 ---------
     the Products; and

     (b)  Exhibit C to the Distribution Agreement is hereby amended to add the following to the end thereof:

     24. Hemostasis Point-of-Care Products (which means coagulation diagnostic instruments as are typically hand-held/mobile and test one sample at a time; they (i) may be used at a hospital bedside, in a residence or in a physician's office and (ii) are not intended to compete directly, by way of features or price, with coagulation diagnostic instruments incorporating automated reagent delivery and specimen sampling systems).

     (c) Section 2(a)(1) of the Distribution Agreement is hereby amended to add the following as the final sentence thereof:

     In the event that Distributor is selling, soliciting orders for or otherwise distributing competitive Hemostasis Point-of-Care Products, then Supplier may sell, solicit orders for or otherwise distribute Hemostasis Point-of-Care Products other than through Distributor.

     3.5  Future Product Discontinuances. The second sentence of Section 2(c) of
          ------------------------------

the Distribution Agreement is amended to add the following proviso to the end thereof:

     ; provided, however, if Supplier does discontinue the manufacture and sale
       --------  -------
     of a Product after the effective date of the Fourth Amendment to this Agreement and either (i) no commercially reasonable substitute for such Product is then being sold by Supplier to Distributor (a commercially reasonable substitute shall be any similar Product sold by Supplier to Distributor that can substitute for such discontinued Product or another Supplier Product which a customer agrees may be added to its Active AdNow Lease to cover the discontinued Product's portion of the Instrument Surcharge), or (ii) a customer does not agree to a price increase on the remaining Products subject to its Active AdNow Lease to cover the discontinued Product's portion of the Instrument Surcharge, then for any such discontinued Product, in each case, Supplier shall pay to Distributor the portion of any net behind lease variance which accrues on each Active AdNow Lease after the date of the Fourth Amendment to this Agreement which is directly attributable to the Product discontinuance (it being understood by the parties that this Section is not applicable with respect to Products that Supplier no longer manufactures or sells because the business to which those Products belong is sold).

     3.6  Ordering. Section 2(i) of the Distribution Agreement is hereby amended
          --------

to read in its entirety as follows:


     INTENTIONALLY OMITTED

                            IV.    SUPPLIER DUTIES

     4.1  Drop Shipments and Purchase of Inventory. Section 6(a)(2) of
          ----------------------------------------

Distribution Agreement is hereby amended by adding the following to the end thereof:

     For all orders received by Distributor after January 1, 2001, Supplier shall drop ship, on behalf of Distributor, Products to Distributor's customers in accordance with instructions received from Distributor; provided, however, notwithstanding the January 1, 2001 date, Distributor
     --------  -------
     shall continue to ship Products pursuant to customer orders until it has depleted its inventory of such Products. Supplier agrees to drop ship such Products on a timely basis, based on the information provided by Distributor to Supplier. Supplier shall insure, at its own expense, all Products shipped to customers for the invoice price to the customer less the guaranteed gross profit margin due to Distributor for such Products and shall handle any claims made against such insurance directly with the insurer on behalf of Distributor. Notwithstanding anything to the contrary contained herein, Supplier shall continue to drop ship all programs of Hemostasis single lot reagents and QAP controls which began on or after May 1, 2000, to Distributor's customers throughout the term of this Agreement pursuant to the April Letter Agreement. Prior to January 1, 2001, Distributor shall continue to order and stock all MicroScan Products and the non-single lot Hemostasis reagents and non-QAP Hemostasis controls in accordance with Section 5(h) of
                                                                 -----------
     this Agreement. On and after January 1, 2001, Supplier shall use its commercially reasonable efforts to cause its manufacturing sites not to accept or fill any further orders from Distributor for any Products unless such orders are reviewed and authorized by Distributor's Vice President of Operations. Notwithstanding any of the foregoing, Distributor and Supplier agree that in the event that Distributor has not depleted its inventory of MicroScan Products by January 31, 2001, or its inventory of Hemostasis and Other Dade Products by March 31, 2001, then, on the applicable date, Distributor shall initiate the Return Process for all of Distributor's MicroScan, Hemostasis and Other Dade Saleable Inventory. Distributor and Supplier agree to execute the Return Process pursuant to the terms thereof. Upon shipment of such Saleable Inventory by Distributor to Supplier, Distributor shall invoice Supplier for such Saleable Inventory, and Supplier shall pay that portion of the Net Purchase Price of the Saleable Inventory which is not disputed on net 60 day terms.

     4.2  Returned Goods.  The first two sentences of Section 6(h) of the
          ---------------

Distribution Agreement are hereby deleted and replaced with the following:

     Accept the return of an Instrument: (i) from a customer, provided Supplier has approved (a) any such return, and (b) the amount of Distributor's credit to such customer in advance; (ii) from Distributor in a case where Distributor has leased an Instrument to a customer, the customer has defaulted on the Active AdNow Lease as a result of its bankruptcy, the bankruptcy has occurred after the effective date of the Fourth Amendment to this Agreement and, in the case of a customer's Chapter 11 bankruptcy, the customer has also rejected the lease under (S)365 of the Bankruptcy Code (bankruptcy shall mean the voluntary or involuntary filing of a petition under the United States Bankruptcy Code by or against such customer); and
     (iii) from Distributor in a case where Distributor has leased an Instrument to a customer, the customer has defaulted on the Active AdNow Lease as a result of its Insolvency, the Insolvency has occurred after the effective date of the Fourth Amendment to this Agreement and Distributor has made a good faith effort to enforce its lease. In the case of clauses (ii) and
     (iii), Distributor shall repossess the Instrument from the customer or shall request, in writing, that Supplier repossess the Instrument from the customer and upon such request, Supplier shall be obligated to repossess the Instrument as Distributor's agent (at Distributor's sole cost, which cost shall be commercially reasonable). With respect to returns on account of a customer's bankruptcy or Insolvency, Supplier shall pay to Distributor
     (a) an amount equal to the Net Book Value of the Instrument (in the case of a bankruptcy or Insolvency the Net Book Value shall be calculated at the time the customer stops paying Distributor) minus any sums which Distributor receives from time to time from such customer in payment of such Net Book Value (including but not limited to amounts received from a proof of claim or from collection efforts) and (b) an amount equal to all sums which Distributor has paid to Supplier and which have not been paid to Distributor by the customer, for Instrument service fees (irrespective of whether any portion of such Instrument service fees were paid by Distributor prior to the date of the Fourth Amendment hereto). For purposes of the preceding sentence, any sums received from time to time from such customer after the date as of which the Net Book Value of the Instrument is calculated shall be applied toward the outstanding Net Book Value on the one hand and toward other outstanding amounts owed to Distributor on the other hand, in the same proportions as such outstanding Net Book Value amount and such other outstanding amounts relate to the entire amount owed by such customer to Distributor. Distributor shall also be entitled to such payment whenever Supplier waives or has waived, in writing, the return of the Instrument, which waiver shall not be unreasonably withheld; provided,
                                                                      --------
     however, in a case where the customer cannot be found or the Instrument
     -------
     cannot be found, Supplier shall only reimburse Distributor an amount equal to the amount of the Instrument service fees paid to Supplier since the Fourth Amendment to this Agreement by Distributor but which have not been paid to Distributor by the customer on such Active AdNow Lease, calculated as of the date set forth above. Notwithstanding anything in the Settlement Agreement or this Agreement to the contrary, Supplier agrees to accept the return of an Instrument from Distributor and to pay to Distributor the above-described Net Book Value (plus any relevant Instrument service fees) for any Instrument which Distributor repossesses (or requests Supplier to repossess for it) from a customer, on account of such customer's bankruptcy, when the bankruptcy occurs after the effective date of the Fourth Amendment to this Agreement but when the customer's Insolvency occurred prior to the effective date of the Fourth Amendment to this Agreement. Notwithstanding the foregoing, Supplier shall not be obligated to accept the return of any Instrument from Distributor or pay Distributor for the Net Book Value of any Instrument where Distributor did not notify Supplier, in writing, of the bankruptcy or Insolvency within twelve (12) months after the customer's bankruptcy or Insolvency; provided that this
                                                           --------
     exception does not apply where Supplier has taken possession of the
     Instrument. [Section 6(h) then continues: "The Instrument will then...."]

     4.3  Supplier Modifications to Active AdNow Leases.  Section 6 of the
          ----------------------------------------------

Distribution Agreement is hereby amended to add the following as a new subsection (w) thereof:

     Notwithstanding any other provision of this Agreement, the Fourth Amendment hereto or the Settlement Agreement, in the event that Supplier's employees or agents, after the date of the Fourth Amendment to this Agreement, enter into a written agreement or side letter with a customer that purports to alter or modify the terms or conditions of an Active AdNow Lease, and as a direct result of such agreement or side letter, Distributor suffers any losses, damages, claims, costs or expenses (such as net behind lease variances, unpaid Net Book Value on the Instrument(s) or unpaid accounts receivable), Supplier shall pay to Distributor the amount of such actual losses, damages, claims, costs or expenses (but in no event shall Supplier be liable for any incidental or consequential damages, costs or expenses incurred by Distributor as a result of such agreement or side letter). Upon such payment by Supplier to Distributor, the customer's Active AdNow Lease will be deemed to be altered or modified in the manner specified in such written agreement or side letter between Supplier and such customer.

     4.4  Supplier Guarantees. Section 6 of the Distribution Agreement is hereby
          -------------------
amended to add the following as a new subsection (x) thereof:

     In the event that on or after December 1, 1999, Supplier guarantees or has guaranteed in writing, all or part of a customer's payment or other obligations under an AdNow lease or indemnifies or has indemnified, in writing, Distributor against losses resulting from any default by such customer and, in any such case, the customer defaults on any of its obligations to Distributor under such AdNow lease so guaranteed or indemnified against, Supplier agrees to pay to Distributor the amount guaranteed or indemnified against by Supplier (irrespective of whether the default occurred or any portion of such amount was due prior to the date of the Fourth Amendment hereto).

     4.5  Duty to Cooperate.  Section 6 of the Distribution Agreement is hereby
          ------------------

amended to add the following as a new subsection (y) thereof:

     Supplier agrees to provide to Distributor reasonable assistance with Distributor's resolution of customer disputes relating to Products, including but not limited to any alleged deficiency in the performance of an Instrument, delays in installation or service of an Instrument, overstatement of the reagent usage for an Instrument, and unavailability of reagents used with an Instrument.


                            V. DISTRIBUTOR'S DUTIES


     5.1  BVP Status. Section 5(1) of the Distribution Agreement is hereby
          ----------
amended in its entirety to read as follows:

     Distributor represents that its current and most favorable incentive compensation program is the Best Value Program. Regardless of whether or not Supplier or the Products meet the definition of Best Value Products, Distributor shall promote the Hemostasis and MicroScan classes of Products as the only Best Value Products for these or similar types of products during the Term of this Agreement. In the event Distributor creates a new promotion or incentive program in addition to or in substitution of its Best Value Program, such Hemostasis and MicroScan Products shall be granted the most favorable treatment under such new promotion or incentive program, regardless of whether Supplier or such Products meet the criteria for such treatment, for the time periods set forth above. In the event that Distributor generally discontinues its incentive compensation programs, Distributor agrees to offer an incentive compensation program featuring such Products for the Term of this Agreement.

     5.2  Stocking Products. The first sentence of Section 5(h) of the
          -----------------

Distribution Agreement is hereby amended to add the following proviso to the end thereof:

     ; provided, however, that effective on January 1, 2001, any duty
       --------  -------
     Distributor may have to stock any Product (other than remaining inventory) shall terminate.

     5.3  Returned Goods. The second sentence of Section 5(j) of the
          --------------

Distribution Agreement is hereby amended to add the following to the beginning thereof:

     Except as provided in Section 6(h) of this Agreement, [Section 5(j) then
                           ------------
     continues:  "Distributor shall not...."]


                                  VI. LEASING


     6.1  Third Party Leasing Agent. Section 13 of the Distribution Agreement is
          -------------------------

hereby amended to add the following as a new subsection (k) thereof:

     The parties agree to use commercially reasonable efforts to obtain a written offer from one third party leasing agent of Supplier's choice and one third party leasing agent of Distributor's choice to purchase the Instruments subject to those AdNow leases that are then-outstanding Active AdNow Leases (including all other financed equipment that interface with such Instruments ("Leased Instruments")), the Instrument Portion of each such Active AdNow Lease and/or the lease receivables relating to such Leased Instruments (the "Third Party Transaction") by

     October 31, 2000. Either Distributor or Supplier may reject any offer relating to a Third Party Transaction or the terms of any such transaction in such party's sole discretion. In the event the parties mutually agree to accept an offer relating to a Third Party Transaction, Distributor and Supplier agree that the terms of such Third Party Transaction will include the following, unless otherwise agreed in writing by the parties: (i) Distributor shall pay, in cash, on the date such Third Party Transaction is consummated to such third party leasing agent and/or Supplier a total of $1.5 million for all potential recourse against Distributor in connection with the Leased Instrument portfolio (subject to the next two sentences), and (ii) any additional recourse required by the third party leasing agent in excess of such payment made by Distributor shall be Supplier's sole obligation and responsibility. It is understood that after the $1.5 million payment specified above is made, neither the third party leasing agent nor Supplier shall have any recourse against Distributor for any claims, liabilities, damages, losses or expenses relating to the Leased Instrument portfolio included in the Third Party Transaction (including claims relating to any amounts unpaid by customers under, or claims relating to, any AdNow lease assigned to such third party leasing agent), other than (A) amounts owed by Distributor for personal property taxes on the Instruments which are assessed for the period prior to the consummation of the Third Party Transaction, and (B) losses which are incurred by Supplier or such third party leasing agent as a direct result of either Distributor's failure to file any UCC financing statement or Distributor's failure to insure any of the Instruments. Notwithstanding the foregoing, in the event the third party leasing agent demands recourse for any additional event that is primarily within Distributor's control, Distributor and Supplier agree to negotiate in good faith to resolve such additional recourse issues.

     In the event that such third party leasing agent declines to purchase any Valid Active AdNow Lease for which (A) Distributor has actually received a written notice of termination from the customer, (B) the customer is attempting to terminate because of any Supplier Responsibility Reason or Dual Responsibility Reason and (C) such breach or failure has not been cured nor have reasonable steps been taken to cure such breach or failure, then at the time the Third Party Transaction is consummated Supplier shall pay to Distributor (x) in cases of attempted termination because of any Supplier Responsibility Reason, the Agreed Net Book Value of the Instrument(s) subject to that AdNow lease, and (y) in cases of attempted termination because of any Dual Responsibility Reason, 50% of the Agreed Net Book Value of the Instrument(s) subject to that AdNow lease. After Distributor's receipt from Supplier of the Agreed Net Book Value pursuant to subsection (x) above and upon Supplier's request, Distributor will assign to Supplier all of its right, title and interest in such Instrument(s).

     6.2  Certain AdNow Leases. Section 13 of the Distribution Agreement is
          --------------------

hereby amended to add the following as a new subsection (l) thereof:

     The parties agree to cooperate with each other to modify or amend any AdNow lease that is within its original term or any renewal term and which includes Supplier's Products and non-Supplier products, so that such AdNow leases relate solely to Supplier's Products, in each case to the extent permitted by the affected customer(s). To the extent the parties are unable to modify any such AdNow leases as provided above, each such unmodified AdNow lease will be handled under the provisions of Section 9(e) to the
                                                         ------------
     extent permissible under such AdNow lease and, if not permissible, then under the provisions of Section 9(b).
                             ------------

     6.3  Continuing Leasing Obligations.
          -------------------------------

     (a)  Section 5(e)(12) of the Distribution Agreement is hereby amended to read in its entirety as follows:

     Unless and until Distributor, Supplier and a mutually-agreeable third party leasing agent consummate a Third Party Transaction pursuant to Section
                                                                    -------
     13(k), Distributor shall continue to provide leasing services to customers
     -----
     for Supplier's Instruments pursuant to the terms and conditions set forth in the Second Amendment and Exhibit C to the Second Amendment to this Agreement (except as otherwise provided therein), as amended by the March Letter Agreement and the February Letter Agreement, and otherwise pursuant to the terms and conditions of the February Letter Agreement and the March Letter Agreement.

     (b)  Section 8(a) of the Second Amendment is hereby amended to read in its entirety as follows:

     INTENTIONALLY DELETED.

     (c)  Section 6 of the Distribution Agreement is hereby amended to add the following as a new subsection (z) thereof:

     Supplier's obligations relating to net behind lease variances and the Supplier Loss Pools under Exhibit C to the Second Amendment to this Agreement shall continue beyond the date of the Fourth Amendment to this Agreement including, without limitation, obligations, if any, relating to customers who are non-compliant under the terms of their AdNow leases as of the date of the Fourth Amendment to this Agreement (except that all behind lease variances or any other amounts for which Supplier may be responsible under such Exhibit C and all ahead lease variances incurred or arising prior to the Fourth Amendment to this Agreement, unless otherwise provided in such Fourth Amendment or the Settlement Agreement, are released under the Settlement Agreement). Nothing in the Settlement Agreement or the Fourth Amendment to this Agreement shall reduce the amount available in any Supplier Loss Pool (as defined in Exhibit C to the Second Amendment to this Agreement). Distributor acknowledges that, after the consummation of a Third Party Transaction or the assignment to Supplier of the reagent or consumable portion of Valid Active AdNow Leases and Valid Inactive AdNow Leases pursuant to the terms of Section 9(e)(i), Distributor will no longer
                                     --------------
     have any right to claim funds from the Supplier Loss Pools for the AdNow leases subject to such Third Party Transaction or assignment; provided that
                                                                   --------
     on and after the effective date of any termination of the Agency Agreement Distributor's right to claim funds from the Supplier Loss Pools will be reinstated for such AdNow leases although Distributor may only claim funds from the Supplier Loss Pools after the funds in the escrow account established pursuant to Section 9(e)(vi) have been fully depleted.
                             ---------------

     6.4  Leasing on Expiration or Termination.
          -------------------------------------

     (a)  Section 9(b) of the Distribution Agreement is hereby amended to read in its entirety as follows:

     With respect to any AdNow lease that is within its original term or any renewal term and is held by Distributor as of the date of the expiration or termination of this Agreement, the reagents or consumables portion of which has not been assigned to Supplier pursuant to the terms of Section 9(e) of
                                                                -------------
     this Agreement, Supplier shall continue to sell Products to Distributor, pursuant to the terms of this Agreement set forth on Schedule 1 to the
                                                          ----------
     Fourth Amendment to this Agreement, and with respect to prices in accordance with the terms of this Agreement and agreements with customers, to enable Distributor to supply Products under all such agreements with customers, until such time as the reagent or consumable portion of the AdNow lease is assigned to Supplier pursuant to the terms of Section 9(e)
                                                                  ------------
     of this Agreement (but subject to the provisions of Section 9(e)(iv)
                                                         ----------------
     hereof), or any net behind lease variance and Net Book Value which exists on such AdNow lease is fully satisfied, but in no event shall Supplier's obligation to supply Product with respect to an AdNow lease extend longer than 9 months beyond the original contractual term of such lease.

     (b) Section 9 of the Distribution Agreement is hereby amended to add the following as a new subsection (e) thereof:

     In the event that Distributor, Supplier and a mutually agreeable third party leasing agent have not reached agreement on a Third Party Transaction under Section 13(k) of this Agreement, Supplier and Distributor agree that
           -------------
     on or before January 1, 2001, they will begin to jointly identify the Valid Active AdNow Leases. In the event that the parties cannot themselves agree on which AdNow leases are Valid Active AdNow Leases, then the parties shall appoint a mutually agreed-upon independent third party to identify the Valid Active AdNow Leases, whose fees shall be shared equally by Distributor and Supplier and whose determination in terms of process and result shall be binding. Distributor and Supplier agree to use commercially reasonable efforts to conclude such identification process on or before May 31, 2001. Upon the expiration or termination of this Agreement, the following terms and conditions shall apply to each AdNow lease that is a Valid Active AdNow Lease (and to each Valid Inactive AdNow Lease, to the extent specified herein) at such time:

          (i) Effective upon the expiration or termination of this Agreement (irrespective of whether a Third Party Transaction has been consummated), Distributor shall assign to Supplier (to the extent permitted thereunder or permitted by such customer), and Supplier shall accept such assignment from Distributor of, that portion of each AdNow lease that is either a Valid Active AdNow Lease or a Valid Inactive AdNow Lease at the time of the expiration or termination of this Agreement that relates to Supplier's reagents or consumables and Supplier shall assume all liabilities and obligations related thereto (including, if a Third Party Transaction has been consummated, those obligations owed by Distributor to any third party leasing agent with respect to the billing, collecting and other administration of any AdNow leases which occur or arise after the date of such assignment). Neither Supplier nor Distributor shall be entitled to any compensation from the other to effect the assignment and assumption of any portion of any AdNow lease. Distributor agrees to execute an instrument of assignment, in form and substance reasonably acceptable to Supplier (the "Instrument of Assignment"), pursuant to which Distributor shall (A) effect the assignment of the portion of the AdNow leases described herein relating to Supplier's reagents or consumables and (B) agree to indemnify and hold harmless Supplier, its Affiliates and their respective successors, assigns, directors, officers and employees with respect to all claims, liabilities, damages, losses and expenses, including reasonable attorney's fees caused by any failure of Distributor to perform its obligations under such Instrument of Assignment. Supplier agrees to execute an instrument of assumption, in form and substance reasonably acceptable to Distributor (the "Instrument of Assumption"), pursuant to which Supplier shall (A) assume all liabilities and obligations of Distributor under the portion of the AdNow leases described herein relating to Supplier's reagents or consumables (including, if a Third Party Transaction has been consummated, those obligations owed by Distributor to any third party leasing agent with respect to the billing, collecting and other administration of any AdNow leases which occur or arise after the date of such assignment) and (B) agree to indemnify and hold harmless Distributor, its Affiliates and their respective successors, assigns, directors, officers and employees with respect to all claims, liabilities, damages, losses and expenses, including reasonable attorney's fees, caused by any failure of Supplier to perform its obligations under such Instrument of Assumption. Distributor and Supplier agree to use commercially reasonable efforts to effect such assignment and assumption on or as promptly as possible after the date of the expiration or termination of this Agreement. It is the intention of Supplier and Distributor that, unless a Third Party Transaction has been consummated (in which case
     Section 13(k) and the terms of such Third Party Transaction apply), after
     -------------
     the expiration or termination of this Agreement and notwithstanding the appointment of Supplier as collection agent under the Agency Agreement, Distributor shall continue to own (i) the Instruments that are subject to the Valid Active AdNow Leases and the Valid Inactive AdNow Leases, (ii) the portion of each Valid Active AdNow Lease and Valid Inactive AdNow Lease that relates to such Instruments (such portion, as further described below, the "Instrument Portion"), and (iii) the cash and noncash proceeds thereof. Supplier acknowledges that, irrespective of whether or not a Third Party Transaction has been consummated, it has and will have no interest in either the Instruments that are subject to the Valid Active AdNow Leases or the Valid Inactive AdNow Leases or the Instrument Portion of any Valid Active AdNow Lease or Valid Inactive AdNow Lease until such time, if any, that any such Instrument or Instrument Portion is purchased by, or assigned to, Supplier.

               The Instrument Portion of any Valid Active AdNow Lease or Valid Inactive AdNow Lease shall include, but not be limited to, (i) the right to bill and collect the Instrument Surcharge and late charges and interest on any overdue Instrument Surcharge payments; (ii) the right to enforce the customer's obligation to pay any applicable taxes and registration fees;
     (iii) the provisions relating to the ownership of the Instrument, including the right to require a customer to sign informational UCC filings and the like and the benefit of any security interest granted in the Instrument(s);
     (iv) the right to inspect the Instrument(s); (v) the right to receive payment for the Instrument(s) at the expiration of the lease; (vi) the benefit of any disclaimer of warranties; (vii) the benefit of any limitation of liabilities and customer indemnification provisions (which limitation and indemnification will also benefit Supplier as the holder of the reagent or consumable portion of such AdNow leases); (viii) the right to enforce the customer's obligations regarding the location, maintenance and use of the Instruments(s); (ix) the benefit of any provisions on risk of loss, loss or damage to (including destruction of) the Instrument(s), including payments required from the customer if such events occur; (x) the right to possession of the Instrument(s) at the end of the term of such AdNow lease; (xi) the benefit of representations made by the customer (which representations will also benefit Supplier as the holder of the reagent or consumable portion of such AdNow leases); (xii) the benefit of the assignment provisions as they relate to the Instrument(s) and the Instrument Portion (as otherwise set forth in this paragraph) of such AdNow lease; (xiii) the benefit of the default and remedy provisions relating to the Instrument(s) and the Instrument Portion (as otherwise set forth in this paragraph) of such AdNow lease, including the right to declare and enforce a default against the customer; and (xiv) the benefit of miscellaneous provisions of the AdNow lease as they relate to the Instrument(s) and the Instrument Portion (as otherwise set forth in this paragraph) of such AdNow lease, such as the following provisions: entire agreement, governing law, amendment, waiver of jury trial, affect of invalidity of a provision, survival, disclosures under the Social Security Act and strict performance.

          (ii) Effective upon the assignment and assumption of Distributor's rights and obligations relating to the reagent or consumable portion of the Valid Active AdNow Leases and the Valid Inactive AdNow Leases pursuant to subsection (i) above, Supplier and Distributor agree that all Valid Active AdNow Lease and Valid Inactive AdNow Lease customers shall pay all amounts due and owing under such AdNow leases with respect to the reagents or consumables (other than amounts invoiced by Distributor to customers prior to such assignment and assumption) to Supplier instead of Distributor.

          (iii) At the time of the assignment and assumption of Distributor's rights and obligations relating to the reagent or consumable portion of the Valid Active AdNow Leases and the Valid Inactive AdNow Leases pursuant to subsection (i) above, with respect to any Valid Active AdNow Lease or Valid Inactive AdNow Lease for which (A) Distributor has actually received a written notice of termination from the customer, (B) the customer is attempting to terminate because of any Supplier Responsibility Reason or Dual Responsibility Reason and (C) such breach or failure has not been cured nor have reasonable steps been taken to cure such breach or failure, Supplier shall pay to Distributor (x) in cases of attempted termination because of any Supplier Responsibility Reason, the Agreed Net Book Value of the Instrument(s) subject to that AdNow lease, and (y) in cases of attempted termination because of any Dual Responsibility Reason, 50% of the Agreed Net Book Value of the Instrument(s) subject to that AdNow lease; provided, however, that Supplier shall have no obligation to make the
     --------  -------
     payments specified in this subsection (iii) for any Instrument subject to a Valid Active AdNow Lease or Valid Inactive AdNow Lease which has been purchased by a third party leasing agent.

          (iv) Unless a Third Party Transaction has been consummated, Distributor and Supplier shall enter into a mutually acceptable agency agreement ("Agency Agreement") whereby (A) Distributor shall appoint Supplier as its agent for purposes of (x) billing the customers for the Instrument Surcharge under the Valid Active AdNow Leases and, for a maximum period of nine months, under the

     Valid Inactive AdNow Leases and (y) collecting such Instrument Surcharge from the customers on behalf of Distributor; (B) Supplier agrees to assume all duties and obligations with respect to billing and collecting, including all record-keeping functions related thereto, being performed by Distributor as of the effective date of the Fourth Amendment to this Agreement with respect to the AdNow leasing program (it being understood that Distributor will have no further obligations under the AdNow leasing program); (C) all Valid Active AdNow Lease customers and Valid Inactive AdNow Lease customers shall pay all amounts due and owing with respect to the Instrument Surcharge under such Valid Active AdNow Leases and Valid Inactive AdNow Leases (other than amounts invoiced by Distributor to customers prior to the effective date of the Agency Agreement) to Supplier, as collection agent for Distributor, instead of to Distributor directly;
     (D) Distributor agrees to indemnify and hold Supplier harmless from claims by any Valid Inactive AdNow Lease customer, including reasonable attorney's fees, penalties and other out-of-pocket costs, if it is determined that the Instrument Surcharges collected by Supplier and paid to Distributor under the Agency Agreement for the nine-month period of time set forth herein, are not owed by such customer; and (E) Supplier agrees that, during the term of the Agency Agreement, it shall deliver its quarterly financial statements in the form of its Form 10-Q to Distributor within 45 days after the end of each calendar quarter and its audited financial statements within 90 days after the end of each calendar year. Supplier and Distributor agree that such Agency Agreement shall (A) be immediately terminable by Distributor upon an Event of Default and (B) terminate automatically each calendar month unless Distributor has sent a written notice to Supplier on or before the last day of such calendar month requesting an extension of such Agency Agreement for an additional month, in which case the Agency Agreement shall be automatically extended for one additional calendar month (in the event that no such extension request is sent by Distributor, then the Agency Agreement will terminate effective upon the earlier of (x) the date set forth in a written notice by Distributor to Supplier as being the date upon which Distributor will be capable of assuming the administration of the AdNow leasing program, and
     (y) the date which is 120 days after the last day of the month for which no request for extension is sent. Supplier shall provide services pursuant to the terms of the Agency Agreement at no charge to Distributor. At the effective time of the termination of the Agency Agreement, (x) with respect to those Valid Active AdNow Leases previously subject to the Agency Agreement which involve Instrument(s) that have a Net Book Value at that time, and (y) for the period of time ending on the date which is nine months after the effective time of commencement of the Agency Agreement, with respect to those Valid Inactive AdNow Leases previously subject to the Agency Agreement: (A) Distributor and Supplier agree that they will commence operating under the provisions of this Agreement which are set forth in Schedule 2 to the Fourth Amendment to this Agreement, as such
              ----------
     sections have been amended and supplemented to such date and as they are otherwise amended in such Schedule 2, with respect to both the reagent or
                               ----------
     consumables portion and the Instrument Portion of such AdNow leases, (B) Supplier shall take all actions necessary or appropriate, or that Distributor may reasonably request, to facilitate the prompt and efficient transfer of responsibilities of Supplier under the Agency Agreement and under the reagent and consumable portion of such AdNow leases to Distributor, including without limitation, transferring to Distributor all records (including computer data), correspondence and documents requested by Distributor related to such AdNow leases, and (C) all customers under such AdNow leases shall pay all amounts due and owing under such AdNow leases to Distributor instead of Supplier and Distributor shall have the authority to so notify customers. On the date which is nine months after the date of the Agency Agreement, provided that the Agency Agreement has not been terminated before such time, Distributor will assign to Supplier all of its right, title and interest in the Instruments subject to the Valid Inactive AdNow Leases.

          (v) Unless a Third Party Transaction has been consummated, Supplier shall remit to Distributor on the fifteenth (15th) day of every month, beginning the second month after the date of the expiration or termination of this Agreement (and if the 15th falls on a weekend or holiday, then on the next business day following the 15th), (A) all collections received during the previous month from customers with respect to the Instrument Surcharge under all AdNow leases which are either Valid Active AdNow Leases or Valid Inactive AdNow Leases at the time of expiration or termination of this Agreement (the "Monthly Instrument Collections") (which remittance obligation shall be in Supplier's capacity as collection agent under the Agency Agreement), and (B) an amount equal to the positive difference, if any (any such difference a "Monthly Instrument Shortfall Payment") between
     (1) the Monthly Instrument Payment for the previous month under each AdNow lease which is a Valid Active AdNow Lease at the time of expiration or termination of this Agreement, minus (2) the aggregate amount of all collections received from customers with respect to the Instrument Surcharge under all Valid Active AdNow Leases during the previous month (which remittance obligation shall be a direct obligation of Supplier arising pursuant to this Agreement whether or not the Agency Agreement is then in effect; if the Agency Agreement is not then in effect and no funds are then available in the escrow account established pursuant to Section
                                                                      -------
     9(e)(vi), Distributor shall have the right to offset and deduct the amount
     --------
     of any Monthly Instrument Shortfall Payments due from Supplier from any amounts Distributor owes Supplier under Section 5(c) of this Agreement or
                                             ------------
     otherwise). Subject to Section 5(u), Supplier shall continue to pay to
                            ------------
     Distributor the Monthly Instrument Shortfall Payments for each Valid Active AdNow Lease until the Net Book Value of the Instrument(s) subject to the Valid Active AdNow Leases has been fully amortized or paid in full. Supplier shall begin to remit the Monthly Instrument Shortfall Payments to Distributor beginning on the 15th day of the second month after the date of the expiration or termination of this Agreement regardless of whether or not the lease identification process or the assignment or the assumption described herein have been effected. If the lease identification process has not been completed or the assignment or assumption have not been effected at such time, Distributor shall provide Supplier with the amount of each Monthly Instrument Shortfall Payment, then Supplier shall remit each such Monthly Instrument Shortfall Payments for each Active AdNow Lease (at the time of expiration or termination of this Agreement); provided that, for purposes of this
                                     --------
     sentence, Distributor may assume that the amount of each Monthly Instrument Shortfall Payment is equal to the monthly behind lease variance for such AdNow lease. Within 30 days after the identification process and the assignment and assumption is completed, Distributor will reimburse to Supplier any such Monthly Instrument Shortfall Payments made by Supplier on any Active AdNow Lease that is determined not to be a Valid Active AdNow Lease at the time of the expiration or termination of this Agreement, minus the aggregate amount by which the Monthly Instrument Shortfall Payments for the Valid Active AdNow Leases exceeds the amount assumed for the purposes of the preceding sentence.

          (vi) Unless a Third Party Transaction has been consummated, upon the earlier of (A) the assignment and assumption of the appropriate rights and obligations relating to the reagent or consumable portion of the Valid Active AdNow Leases and the Valid Inactive AdNow Leases pursuant to subsection (i) above, and (B) the date which is one day prior to Supplier's first payment date pursuant to subsection (v) above, Distributor shall pay the Distributor Loss Pool Amount to a third party escrow agent to be held in an escrow account in Distributor's name established pursuant to an escrow agreement in form and substance reasonably acceptable to Distributor and Supplier. Thereafter, the parties agree that amounts may be withdrawn from the escrow account only (i) by the Supplier directing the escrow agent to make payment of the specified amount to itself as reimbursement for its payment of any amount as part of a Monthly Instrument Shortfall Payment,
     (ii) by the Distributor directing the escrow agent to make payment to Distributor of any portion of the Monthly Instrument Collections or the Monthly Instrument Shortfall Payment which is not received by Distributor in a given month unless Distributor has received a notice from Supplier as to such amount pursuant to Section 13(n)(iii) or 16(d), (iii) by the
                                ------------------    -----
     Distributor directing the escrow agent to make payment to Distributor of the amount then remaining in the escrow account if the Supplier is then the subject of any bankruptcy, Insolvency or similar proceeding so long as Distributor has resumed the distribution relationship described in subsection (iv) above, and (iv) any remaining amount (if any, after giving effect to withdrawals made pursuant to clauses (i), (ii) and (iii) of this paragraph) by the Supplier, if all of the Instruments have been fully amortized, paid in full or purchased by a third party leasing agent. The escrow agent's fees under the escrow agreement described herein shall be shared equally by Distributor and Supplier.

          The parties further agree that such Distributor Loss Pool Amount shall be Supplier's sole and exclusive recourse to Distributor (even if the amount available thereunder is zero) for all potential recourse against Distributor in connection with the Leased Instrument portfolio (subject to the next sentence). It is understood that after the Distributor Loss Pool Amount is paid to the third party escrow agent Supplier shall have no additional recourse against Distributor for any claims, liabilities, damages, losses or expenses relating to the Valid Active AdNow Leases or the Valid Inactive AdNow Leases (including claims relating to any amounts unpaid by customers under, or claims relating to, any Valid Active AdNow Lease or Valid Inactive AdNow Lease (including the Monthly Instrument Shortfall Payments)), other than (A) amounts owed by Distributor for personal property taxes assessed on any Instrument subject to a Valid Active AdNow Lease or a Valid Inactive AdNow Lease for the period prior to the assignment, if any, of such Instrument to Supplier, and (B) losses which are incurred by Supplier as a direct result of either Distributor's failure to file any UCC financing statement or Distributor's failure to insure any of the Instruments.

                 Supplier will provide to Distributor any information in its possession regarding the Instrument(s) subject to each Valid Active AdNow Lease and each Valid Inactive AdNow leases in order for Distributor to bill and collect the personal property taxes assessed on any Instrument subject to any such AdNow lease.

          (vii) If at any time Supplier, a customer or a third party pays to Distributor the remaining Net Book Value of the Instruments subject to a Valid Active AdNow Lease or a Valid Inactive AdNow Lease, Supplier shall no longer be required to pay to Distributor any Monthly Instrument Shortfall Payments or Monthly Instrument Collections for such AdNow lease.

          (viii) For as long as Supplier has any obligation to remit any collections to Distributor under the Agency Agreement or to pay any Monthly Instrument Shortfall Payment to Distributor pursuant hereto, Supplier will provide to Distributor a report each month at the time it remits such payments to Distributor. Each report will break down the aggregate monthly payment made by Supplier to Distributor to indicate the portion thereof that is attributable to each AdNow lease and will identify the AdNow leases, if any, for which Supplier intends to cease making Monthly Instrument Shortfall Payments pursuant to Section 6(aa) hereof.
                                               -------------

     6.5  Lease Variances.  Section 13 of the Distribution Agreement is hereby
          ----------------
amended to add the following as a new subsection (m) thereof:

     Notwithstanding anything to the contrary in Section 4(b) of this Agreement,
                                                 ------------
     and except as provided in the Second Amendment to this Agreement including Exhibit C thereof, the February Letter Agreement or the Fourth Amendment to this Agreement, until expiration or termination of this Agreement, Distributor and Supplier acknowledge and agree that Distributor is fully responsible for and is fully entitled to the benefit of any lease variances (including any customer underpayments and overpayments) and the Net Book Value of all Instruments and the receivables relating to any AdNow lease (whether active or otherwise).

     6.6  Supplier Interference; Conversions. Section 6 of the Distribution
          ----------------------------------
Agreement is hereby amended to add the following as a new subsection (aa) thereof::

     Until the termination or expiration of this Agreement, Supplier agrees it will not interfere with Distributor's right to collect any amounts related to AdNow leases from customers. Supplier shall, within 30 days after the date of the Fourth Amendment to this Agreement, send a notice to each member of its sales force (with a copy to Distributor), in form and substance reasonably acceptable to Distributor and will instruct each new member of its sales force at the time such person becomes a member, in each case to the effect that they do not have the authority to release any customer from any obligations to Distributor under its AdNow lease and, therefore, they should not make any statements to such customers or otherwise imply to such customers anything to the contrary. Notwithstanding any other provision of this Agreement, or the Fourth Amendment hereto, or the Settlement Agreement, with respect to any Instrument that Supplier removes from a customer's facility or receives from a customer with Supplier's written approval, in each case without Distributor's consent, or that Supplier replaces or supersedes with any other equipment (including any other Instrument) (any such action shall be referred to herein as a "Conversion"):

          (i) for any Conversion made during the Term of this Agreement, if such Instrument is then subject to an Active AdNow Lease, Supplier shall pay to Distributor the Net Book Value of the Instrument (or other Products associated with such Instrument) and all net behind lease variances, in each case calculated at the time of the Conversion (irrespective of whether any portion of such net behind lease variances arose prior to the date of the Fourth Amendment hereto);

          (ii) for any Conversion of a Stratus Instrument made on or after April 15, 2000 but during the Term of this Agreement (irrespective of whether such Conversion was made prior to the date of the Fourth Amendment hereto), if such Instrument is (or was) then subject to any of the AdNow leases listed on Schedule 3, Supplier shall pay to Distributor all net
                      ----------
     behind lease variances calculated as of April 15, 2000 (irrespective of whether any portion of such net behind lease variances arose prior to the date of the Fourth Amendment hereto);

          (iii) for any Conversion of a Paramax Instrument, Supplier shall have no payment obligations to Distributor;

          (iv) for any Conversion made during the Term of this Agreement, if such Instrument is then subject to an AdNow lease that is within its renewal term, Supplier shall notify such customer in writing (with a copy to Distributor) that the new equipment arrangement does not release such customer from any obligations to Distributor under its AdNow lease; and

          (v) for any Conversion made after the expiration or termination of this Agreement, if such Instrument is then subject to an AdNow lease for which Supplier is remitting Monthly Instrument Shortfall Payments to Distributor, Supplier shall accelerate its payments of Net Book Value of the Instrument (or other Products associated with such Instrument) and pay to Distributor the Net Book Value of the Instrument, calculated at the time of the Conversion.

     Supplier further agrees that it shall use commercially reasonable efforts to notify Distributor on a monthly basis of any Conversion or intent to Convert any Instrument subject to an AdNow lease. Distributor and Supplier acknowledge and agree that the provisions of this Section 6(aa) supersede
                                                       -------------
     Section A(3) of the February Letter Agreement and Section II.F.3 of Exhibit C to the Second Amendment to this Agreement.

     6.7  Distributor Interference; Conversions. Section 5 of the Distribution
          -------------------------------------
Agreement is hereby amended to add the following as a new subsection (u) thereof:

     Upon and after the earliest to occur of (i) the consummation of a Third Party Transaction pursuant to Section 13(k) of this Agreement, (ii) the
                                   -------------
     termination or expiration of this Agreement, and (iii) as to AdNow leases involving MicroScan Products only, the time that Distributor first manufactures, sells, leases, solicits orders for or otherwise distributes in the Territory any products that are competitive with the MicroScan class of Products, Distributor will not interfere with (x) Supplier's right to collect any amounts relating to the reagent or consumable portion of any Valid Active AdNow Lease or Valid Inactive AdNow Lease from customers or
     (y) while the Agency Agreement is in effect, the Monthly Instrument Collections. Distributor further agrees that it will not, after the applicable date set forth in the preceding sentence, release any customer from, or modify any obligation of a customer under, its Valid Active AdNow Lease which release or modification would create or increase any liability of Supplier (either by creating additional recourse due from Supplier to the third party leasing agent in the event a Third Party Transaction is consummated or by increasing the amount of the Monthly Instrument Shortfall Payments due). Upon and after the expiration or termination of this Agreement, at the time, if any, that Distributor replaces an Instrument subject to such an AdNow lease with another piece of equipment:

          (i) if such Instrument is then subject to a Valid Inactive AdNow Lease, Distributor shall notify such customer in writing (with a copy to Supplier) that the new equipment arrangement does not release such customer from any obligations to Supplier for the reagent or consumable portion of its AdNow lease; and

          (ii) if such Instrument is then subject to an AdNow lease for which Supplier is remitting Monthly Instrument Shortfall Payments to Distributor, Supplier shall no longer be required to remit any Monthly Instrument Shortfall Payment for such AdNow lease; provided that Supplier (x) gives
                                             --------
     Distributor advance notice of its intention to cease making any Monthly Instrument Shortfall Payments, along with commercially reasonable documentation that demonstrates Supplier's entitlement to cease such payments pursuant to this Section, and (ii) follows the procedure outlined in Section 16(d).
        -------------

                              VII. PAYMENT TERMS

     7.1  Guaranteed Gross Profit Margin. Effective January 1, 2001, Section I
          ------------------------------
of Exhibit A to the Distribution Agreement is hereby amended to change the guaranteed gross profit margins for the following classes of Products for the Remaining Term of Agreement to the percentages indicated:


                                             Remaining Term
          Class of Product                    of Agreement
          ----------------                   --------------

          Dade Hemostasis, excludes CVDI          6.5%
          MicroScan                               6.5%
          Other Dade                              6.5%


     7.2  Offsets or Deductions; Expedited Dispute Resolution Process Matters.
          -------------------------------------------------------------------
Section 13 of the Distribution Agreement is hereby amended to add the following as a new subsection (n) thereof:

          (i) Unless specifically agreed to in writing by Supplier, or awarded to Distributor under the dispute resolution processes set forth in Section
                                                                        -------
     16 of this Agreement, and except as set forth in Section II.F.1 of Exhibit
     --
     C to the Second Amendment to this Agreement (although the parties acknowledge that the provisions of Section 13(n)(ii)(E) supersede the foregoing provisions of
                   --------------------
     Exhibit C with respect to the process to be followed for settling amounts related to Conversions), Distributor shall not deduct or offset any amounts it believes are due and owing it by Supplier from any amounts Distributor owes Supplier under Section 5(c) of this Agreement or otherwise; provided,
                         ------------                                 --------
     however, that solely in the following circumstances Distributor may deduct
     -------
     or offset amounts owing by Supplier against amounts owing to Supplier:

          (A) Adjustments relating to disputes on Product receipts and rebates under the automated or manual Vendor Rebate System (such rebates do not include amounts for retroactive Instrument Surcharges described in subsection (I) below) relating to Products sold to customers in the current month and the advance rebate set forth in Section 4(c) of this
                                                         ------------
       Agreement;

          (B) Surcharge amounts relating to Hemostasis Instruments subject to the Columbia/HCA contracts or successor accounts;

          (C) Inbound freight charges where Distributor has incurred freight charges to transport Product from Supplier's facilities to Distributor's distribution centers;

          (D)  Administrative fees and rebates described in Sections 5(a) and
                                                            -------------
       5(e)(14) of this Agreement;
       --------

          (E)  The amounts payable to Distributor under the April Letter
       Agreement;

          (F)  Preauthorized factory returns;

          (G)  The traced sales fee set forth in Section 5(o) of this Agreement;
                                                 ------------

          (H) Twenty-five percent (25%) of the value of a Value Bond where a customer has used the Value Bond toward the lease or purchase of Products;

          (I)  The Instrument Surcharge amounts set forth in Section 13(q) of
                                                             -------------
       this Agreement; and

          (J) If the Agency Agreement is not in effect and no funds are then available in the escrow account established pursuant to Section 9(e)(vi),
                                                               ----------------
       the amount of any Monthly Instrument Shortfall Payment due from Supplier.

          Prior to or simultaneously with taking any of the foregoing deductions or offsets, Distributor shall provide Supplier with documentation, similar to documentation that has been historically presented, demonstrating Distributor's entitlement to the offset or deduction.

          (ii) Distributor and Supplier agree that each of the following claimed deductions (or entitlements to cease making certain payments, as the case may be) shall be subject to the Expedited Dispute Resolution Process set forth in Section 16(d)
                                                       -------------
     of this Agreement:

          (A)   Any rebates under the automated or manual Vendor
       Rebate System other than those covered in Section 13(n)(i)(A);
                                                 -------------------

          (B) The Net Purchase Price of Saleable Inventory unpaid by Supplier pursuant to the terms of Section 6(a)(2) of this
                                         ---------------
       Agreement;

          (C) Amounts payable to Distributor pursuant to the terms of Sections 5(v), 6(h), 6(w), or 6(x) of this Agreement;
          -------------  ----  ----

          (D) Any duplicate payments of Monthly Instrument Shortfall Payments due to Supplier; provided that Supplier shall not be
                                 --------
       entitled to any recovery of any overpayments made to Distributor unless claims for such are presented to Distributor for payment within twelve (12) months after the date of such overpayment;

          (E) Amounts payable to Distributor pursuant to the terms of Section 6(aa) of this Agreement and Supplier's entitlement
          -------------
       to cease making any Monthly Instrument Shortfall Payments pursuant to the terms of Section 5(u) of this Agreement;
                                ------------

          (F)   Any claim by Supplier that Distributor improperly
       deducted or offset any amount under Section 13(n)(i) of this
                                           ----------------
       Agreement; and

          (G)   Any claim by Distributor that Supplier improperly
       deducted or offset any amount under Section 13(n)(iii) of this
                                           ------------------
       Agreement.

          (iii) Unless specifically agreed to in writing by Distributor or awarded to Supplier under the dispute resolution processes set forth in Section 16 of this Agreement, Supplier
                            ----------
     shall not take any deductions from or otherwise reduce or cease paying to Distributor any amount collected from customers as agent for Distributor under the Agency Agreement, any Monthly Instrument Shortfall Payment or any other amount owed Distributor; provided, however, that Supplier may deduct or
                  --------  -------
     offset any duplicate payment of any Monthly Instrument Shortfall

     Payment owing by Distributor from Supplier's payment of future Monthly Instrument Shortfall Payments only if the following conditions are met: (x) Supplier presents its claim to Distributor for recovery of any such overpayment within twelve
     (12) months after the date of such overpayment and (y) Supplier provides Distributor, at least 15 days prior to taking any such deduction, with commercially reasonable documentation that demonstrates Supplier's entitlement to the offset or deduction.

          (iv) Distributor and Supplier agree that any deduction or offsetting of monies, including any cessation of payments (other than the deductions and offsets specified in this Section 13(n)),
                                                       --------------
     by Distributor or Supplier, as the case may be, from monies owed to the other party will result in irreparable harm to such party, that such party would not have an adequate remedy at law for such deduction or offset, and that in the event of a deduction or offset, in addition to other remedies available to it by law, such party shall be entitled to obtain injunctive relief in a court or arbitration.

          (v) If at any time Supplier owes amounts to Distributor which are subject to deduction or offset pursuant to the terms of this Section 13(n) (including as provided in Section II.F.1 of
          -------------
     Exhibit C to the Second Amendment to this Agreement, subject to the acknowledgement set forth in Section 13(n)(i)), but
                                      -----------------
     Distributor owes no (or owes inadequate) amounts to Supplier from which to deduct such Supplier-owed amounts, Supplier shall be invoiced for such Supplier-owed amounts and shall pay such undisputed amounts on net 30 day terms (any disputed amounts shall be paid pursuant to the terms of the resolution of the dispute).

     7.3  Rebates on Unsold Products. Section 4(b) of the Distribution Agreement
          --------------------------
is hereby amended to add the following as a new subsection (8) thereof:

     Beginning on the effective date of the Fourth Amendment to this Agreement, in the event that Distributor has not been able to sell a Product to a customer because (i) it is expired, (ii) has been damaged or destroyed (but has not been returned to Supplier), (iii) is lost and has not been found (but excluding adjustments to Distributor's records associated with the Return Process) or (iv) has been donated to a charitable organization, Distributor shall be entitled to a rebate from Supplier equal to the difference between the invoice price (as described in this
     Section 4) of the Product from Supplier to Distributor and the
     ---------
     average selling price to the customer, minus Distributor's guaranteed gross profit margin. Distributor shall only be entitled to this rebate if the request for such rebate is made within nine (9) months after the expiration, damage, destruction, loss or donation of the Product and then only if Distributor provides Supplier with the following documentation:

          (a) If the rebate amount is less than $250,000 in any one calendar year, Distributor must provide Supplier with summary level bounce detail, including physical inventory or cycle count adjustments, catalog numbers, amount of inventory and reasons for the "bounce", supporting the amount of the rebate.

          (b) If the rebate amount exceeds $250,000 in any one calendar year, Distributor must provide for every Product which exceeds the $250,000 amount, commercially reasonable documentation showing the relevant information related to the Product.

          (i) For donated Product, such documentation will consist of a copy of the letter either from Distributor or the charitable organization acknowledging the donation;

          (ii) For warehouse shortages, physical inventories, cycle counts and adjustments, such documentation will consist of information showing that overages and shortages were netted against each other; and

          (iii) For damaged, destroyed or expired Product, such documentation will consist of a certificate of destruction.

     7.4  Supplier Receivables.  Nothing in the Distribution Agreement, the
          --------------------
Settlement Agreement or this Fourth Amendment shall bar Supplier from claiming that amounts are due from Distributor for Distributor's purchase of Products from Supplier, including aged receivables and receivables allegedly incurred prior to this Fourth Amendment, although Distributor does not agree or concede that it owes any particular amount.

     7.5  Payments Received.  Section 13 of the Distribution Agreement is hereby
          -----------------
amended to add the following as a new subsection (o) thereof:

     Each of Supplier and Distributor agrees that if it receives any payment from any customer that is owed to the other party, it will remit such amount to the other party within thirty (30) days of receipt thereof.

                               VIII. TRANSITION

     8.1  Transition Payment.  Distributor hereby acknowledges receipt from
          ------------------
Supplier of an irrevocable Two Million Dollar ($2,000,000) transition fee. This transition fee is for services rendered by Distributor to Supplier and Supplier acknowledges and agrees that it shall not under any circumstances have recourse back to Distributor for any portion of the transition fee, including but not limited to a claim by Supplier that Distributor has breached the terms of this Fourth Amendment.

     8.2  Assignment of Contracts.  The third sentence of Section 9(a) of the
          -----------------------
Distribution Agreement is hereby amended in its entirety to read as follows:

     With respect to the customer contracts referred to in the previous sentence, within a commercially reasonable time prior to the expiration or termination of this Agreement, Distributor agrees to use its commercially reasonable efforts to identify, and begin the process to assign and otherwise transition to Supplier (to the extent permitted thereunder) all such contracts which consist of all customer purchase orders, contracts and commitments (excluding AdNow leases and the Federal Supply Schedule Contracts), including all health systems and multisystem contracts and commitments relating to the Products and upon the termination or expiration, agrees to assign such contracts, to the extent permitted thereunder; provided, however, that in the
                                      --------  -------
     event any such contract relates to products other than Supplier's Products, then Distributor's obligations hereunder relate only to the portion of the contract related to Supplier's Products.

     8.3  Government Contracts.  Section 13 of the Distribution Agreement is
          --------------------
hereby amended to add the following as a new subsection (s) thereof:

     With respect to government leases:

          (i) Distributor agrees to provide Supplier with commercially reasonable assistance in training its government sales department including, but not limited to, allowing Supplier's employees to observe, meet with and discuss with Distributor's employees Distributor's government program.

          (ii) Supplier agrees that, as soon as practically possible, it will submit to the government a request to include its Products on its own Federal Supply Schedules. Distributor agrees that it will provide reasonable assistance to Supplier in connection with Supplier's submission. Upon the acceptance of Supplier's submission by the appropriate governmental agency, Distributor will cancel its own Federal Supply Schedules relating to Supplier's Products and use reasonable efforts to assign to Supplier Distributor's cost per test and cost per reportable Federal Supply Schedule leases.

     8.4  Transition Information.  Section 5 of the Distribution
          ----------------------
Agreement is hereby amended to add the following as a new subsection
(v) thereof:

     Distributor agrees to provide Supplier, within a commercially reasonable time, such information in its possession pertinent to Supplier's business, to the extent it is readily available in automated form, as Supplier reasonably requests, in order for Supplier to smoothly transition the distribution business from Distributor to Supplier. Supplier shall pay to Distributor the reasonable direct costs of the preparation and transfer of such information. In addition, Distributor shall provide Supplier or the third party leasing agent, as the case may be, with a copy of all Valid Active AdNow Lease files at no charge to Supplier or such third party leasing agent.

     8.5  Transition Principles. Section 13 of the Distribution
          ---------------------
Agreement is hereby amended to add the following as a new subsection
(p) thereof:

     The parties agree that they will work together in good faith to effect an orderly and expeditious transition of the distribution of Products from Distributor to Supplier. The parties specifically agree that they will coordinate their customer communications.

                            IX. SURCHARGE REMOVALS

     9.1  Surcharge Removals. Section 13 of the Distribution Agreement
          ------------------
is hereby amended to add the following as a new subjection (q) thereof:

     Notwithstanding anything contained in the Fourth Amendment to this Agreement or the Settlement Agreement to the contrary, Distributor shall be entitled to receive from Supplier those Instrument Surcharges that were not properly calculated or removed by Distributor up to an amount not to be exceed Five Hundred Thousand and 00/100 Dollars ($500,000) even if such surcharge was incurred prior to the date of the Fourth Amendment to this Agreement; provided, however, that such limit
                                  --------  -------
     does not apply where such failure to properly calculate or remove those Instrument Surcharges is a result of a computer systems failure of Distributor's computerized surcharge removal system and any Instrument Surcharges not properly calculated or removed for this reason shall not be calculated as part of the foregoing limit. Notwithstanding the above, Supplier must provide Distributor with written notice of Product substitutions at least fifteen (15) days in advance of such substitution or Distributor shall be entitled to reimbursement by Supplier of Instrument Surcharge amounts not withheld by Distributor as a result of Supplier's failure to notify Distributor and such amounts due shall not be subject to or calculated as part of the foregoing limit. From the date of the Fourth Amendment to this Agreement forward, Distributor shall only be entitled to retroactive Instrument Surcharge if claims for such are presented to Supplier for payment within twelve (12) months after the date the Product associated with the Instrument Surcharges was invoiced to the customer. It being understood and agreed that if Distributor sells the Instrument(s) subject to an AdNow lease to a third party leasing agent, if Supplier pays Distributor the Net Book Value of the Instrument(s) subject to any AdNow lease pursuant to the February Letter Agreement, or if Distributor and the customer agree to an early buy-out of the Instrument(s) subject to an AdNow lease and the customer has paid Distributor the agreed-upon amount for such early buy-out, Distributor shall not be entitled to remove any further Instrument Surcharges under such AdNow lease.

                                X. VALUE BONDS

     10.1  Retirement of Value Bonds.  Distributor, Supplier and Dade Behring
           --------------------------
Holdings, Inc., formerly known as Diagnostics Holding, Inc., agree that Distributor shall no longer be required to honor any outstanding Value Bonds.

                      XI. EXPEDITED ARBITRATION PROCEDURE

     11.1  Arbitration. (a) Section 16(b) of the Distribution Agreement is
           -----------
amended by adding the following clause to the beginning thereof:

     Except as to those types of deduction issues described in Section
                                                               -------
     13(n)(ii), as to which the Expedited Dispute Resolution Process
     ---------
     described in Section 16(d) applies," [Section 16(b) then
                  -------------
     continues: "any dispute that cannot...."]

     (b) Section 16 of the Distribution Agreement is hereby amended to add the following as a new subsection (d) thereof:

     The parties agree that the deductions described in Section
                                                        -------
     13(n)(ii) of this Agreement shall be resolved as follows:
     --------

          (i) The party making a claim shall provide a written summary of the claim entitled "OFFICIAL CLAIM UNDER SECTION 16(d)" to the non-claiming party along with commercially reasonable documentation that demonstrates the claiming party's entitlement to such claim; provided that neither party may make a
                                --------
     claim under this Section based upon Section 13(n)(ii)(E) unless
                                         --------------------
     (A) the claiming party previously sent an informal notice of the claim to the non-claiming party and either (x) a commercially reasonable period of time has passed since the date of such informal notice and during such time the parties have engaged in negotiations, including senior management review by the claiming party, in an attempt to resolve such claim and such claim remains unresolved, or (y) the non-claiming party failed to respond to such informal notice within 14 days after the date of such notice, and (B) the claiming party includes in its official claim pursuant to this Section a certificate signed by a member of its senior management to such effect.

          (ii) The non-claiming party shall have fourteen (14) days to accept or reject all or any portion of the other party's claim.

          (iii) If the non-claiming party fails to respond within such fourteen (14) day period, the entire claim shall be deemed accepted by the non-claiming party.

          (iv) If the non-claiming party accepts any portion of the claim, then the claiming party shall be entitled under Section
                                                            -------
     13(n) to deduct such undisputed portion from amounts owed to it
     -----
     by the non-claiming party or, in the event that insufficient funds are available for deduction, then the non-claiming party shall pay to the claiming party, pursuant to Section 13(n)(v),
                                                  ----------------
     that portion of the undisputed claim that is not deducted.

          (v) If the non-claiming party rejects any portion of the claim then the parties agree that they will attempt to settle, within fourteen (14) days of the rejection of the claim by the non-claiming party, such rejected portion of the claim through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve such claim.

          (vi) If within such fourteen (14) day period the parties' senior executives fail to settle such disputed portion of the claim, the parties agree to submit such claim in writing together with all supporting documentation therefor to binding arbitration before the Agreed Arbitrator. The parties agree to designate such person within three (3) weeks of the first arbitration notice under this Section 16(d).
                                         -------------

          (vii)  Upon submission of the claim to the Agreed
     Arbitrator, the parties agree that the non-claiming party shall have fourteen (14) days to respond to the claiming party's submission.

          (viii) The Agreed Arbitrator shall have fourteen (14) days from the submission of the non-claiming party's response to issue a written decision.

          (ix) The parties agree that such Agreed Arbitrator shall apply the substantive laws of the State of Illinois including but not limited to the law concerning applicable burdens of proof in reaching his or her decision and shall use the Federal Rules of Evidence in determining the sufficiency of the evidence presented. Unless the parties agree otherwise, (x) neither party shall be entitled to discovery from the other and (y) neither party shall be entitled to discovery from third parties, unless such third party discovery is completed within fourteen (14) days after the claiming party's submission.

     The parties each agree to designate in writing one person at their respective companies to accept or reject such claims. Distributor's initial designated person shall be Teresa Hadad and Supplier's initial designated person shall be Nancy Krejsa. The parties agree that all claims and other communications pursuant to this Section 16(d) shall be in writing and shall be deemed to
             -------------
     have been given if delivered by hand, or sent by courier or facsimile transmission to the appropriate designated person; provided that in the case of facsimile transmission, a
     --------
     confirmation copy of the notice shall be delivered by hand or sent by courier within two (2) days of transmission. All notices given in accordance with this section shall be effective, if delivered by hand or by courier, at the time of delivery and, if communicated by facsimile transmission, at the time of transmission.

                              XII. MISCELLANEOUS

     12.1  Drafting.  This Fourth Amendment was negotiated at arms-length,
           --------
mutually-drafted and entered into freely by the parties with the advice and assistance of counsel. In the event an ambiguity exists in any provision of this Fourth Amendment, it shall not be construed against one of the parties to this Fourth Amendment.

     12.2  Scope of Promises, Representations, and Inducements.  The parties
           ---------------------------------------------------
acknowledge, warrant and represent that no promises, representations or inducements, except as set forth herein, and in the attached schedules or the Settlement Agreement, have been offered or made by a party hereto to any other party hereto to secure the execution of this Fourth Amendment, and that this Fourth Amendment is executed without reliance on any statements or any representations not contained herein or the Settlement Agreement.

     12.3  Voluntary Agreement.  Each of the parties certifies that it is
           -------------------
voluntarily entering into this Fourth Amendment in good faith based solely and completely upon its own judgment and upon the advice and counsel of its own attorneys following its good-faith assessment of the Arbitration, its claims and defenses, and the provisions set forth in this Fourth Amendment and the attached schedules.

     12.4  Survival.  Section 13 of the Distribution Agreement is hereby amended
           --------
to add the following as a new subsection (r) thereof:

     The parties hereby agree that notwithstanding anything to the contrary in this Agreement, (i) the following provisions shall survive the expiration or termination of this Agreement: (A) Sections 5(m), 5(q), 5(u), 6(m), 6(t), 6(aa), 9, 14 and 16 of
     -------------  ----  ----  ----  ----  -----  -  --     --
     this Agreement, (B) Section A(2) of the February Letter Agreement, and (C) any liabilities, obligations or duties then accrued or outstanding, and (ii) Sections 5(q) and 6(t) shall
                                      -------------     ----
     survive until the one-year anniversary of the date of the expiration or termination of this Agreement.

     12.5  Governing Law.  This Fourth Amendment shall be governed by and
           -------------
construed and interpreted in accordance with the laws of the State of Illinois, applicable to contracts made and to be performed in that state and the federal laws of the United States of America. Any lawsuit arising from or related to this Fourth Amendment shall be brought before the United

States District Court for the Northern District of Illinois or an Illinois state court sitting in Lake County, Illinois, or Cook County, Illinois. The parties hereby consent to the jurisdiction of such courts. Nothing in this Section 12.5 is intended to alter the arbitration provisions of Section 16 of the Distribution Agreement.

     12.6  Severability.  Section 13(f) of the Distribution Agreement is hereby
           ------------
amended to add the following sentence to the end thereof:

     To the extent permitted by applicable law, the parties hereto hereby knowingly and voluntarily waive any provision of law that prohibits or renders void or unenforceable any part, provision, representation or warranty hereof.

     12.7  Entire Agreement.  This Fourth Amendment embodies the entire
           ----------------
understanding between the parties regarding their amendments to the Distribution Agreement, and the correspondence and other communications made in the course of negotiating this Fourth Amendment are merged herein and replaced hereby.

     12.8  Successors and Assigns.  This Fourth Amendment shall be binding upon
           ----------------------
and inure to the benefit of the parties hereto and their successors and permitted assigns; provided that this Fourth Amendment may only be assigned concurrently with the Distribution Agreement, pursuant to Section 14 of the Distribution Agreement. Nothing in this Forth Amendment, express or implied, is intended or shall be construed to confer upon any entity or person other than the parties and successors and assigns permitted by Section 14 of the Distribution Agreement any right, remedy or claim under or by reason of this Fourth Amendment.

     12.9  Modifications.  No part or provision of this Fourth Amendment may be
           -------------
changed, modified, waived, discharged or terminated except by a mutually executed, signed written agreement. The failure of a party to seek redress for violation of, or to insist upon strict performance of, any provision of this Fourth Amendment shall not be a waiver of that provision by that party or estop that party from asserting fully any and all of its rights under this Fourth Amendment.

     12.10  Authorization to Sign. Each party hereby represents and warrants
            ---------------------
that the individual signing this Fourth Amendment on its behalf is duly authorized to enter into this Fourth Amendment and to execute and legally bind such party to it.

     12.11  Counterparts. This Fourth Amendment may be executed in counterparts,
            ------------
each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

     12.12  Headings.  The Headings used in this Fourth Amendment have been
            --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

     12.13  Confirmation. Except as expressly provided herein, the provisions of
            ------------
the Distribution Agreement remain in effect.

     IN WITNESS, WHEREOF, this Fourth Amendment has been executed by the authorized representatives of the parties as of the date first written above.


Distributor:                  ALLEGIANCE HEALTHCARE CORPORATION

                                   /s/ [ILLEGIBLE]
                              ----------------------------------------
                              By:  [ILLEGIBLE]
                                 -------------------------------------
                              Its: VP /GM  SP Laboratory Business
                                  ------------------------------------


Supplier:                     DADE BEHRING INC.

                              ________________________________________
                              By: ____________________________________
                              Its: ___________________________________


FOR PURPOSES OF SECTIONS 10.1 AND 12.10 OF THIS FOURTH AMENDMENT ONLY:

                              DADE BEHRING HOLDINGS INC.
                              (f/n/a DIAGNOSTICS HOLDING, INC.)


                              ________________________________________
                              By: ____________________________________
                              Its: ___________________________________

     IN WITNESS, WHEREOF, this Fourth Amendment has been executed by the authorized representatives of the parties as of the date first written above.


Distributor:                  ALLEGIANCE HEALTHCARE CORPORATION



                              ________________________________________
                              By: ____________________________________
                              Its: ___________________________________



Supplier:                     DADE BEHRING INC.



                                   /s/ [ILLEGIBLE]
                              ----------------------------------------
                              By:      [ILLEGIBLE]
                                 -------------------------------------
                              Its: Corporate Vice President
                                  ------------------------------------

FOR PURPOSES OF SECTIONS 10.1 AND 12.10 OF THIS FOURTH AMENDMENT ONLY:

                              DADE BEHRING HOLDINGS INC.
                              (f/n/a DIAGNOSTICS HOLDING, INC.)

                              /s/
                              ----------------------------------------
                              By:  [ILLEGIBLE]
                                 -------------------------------------
                              Its: President & COO
                                  ------------------------------------

                                                                      Schedule 1
                                                                      ----------

                 Terms of Distribution Agreement (as amended)
              which will Apply to the Unassigned AdNow Leases and
        to the Products Distributed under such Unassigned AdNow Leases
              (any items not listed herein will not be operative)

1.   Section 1 (Definitions)
2. Section 2(a)(3), although the lead-in language of 2(a) will be amended to read in its entirety as follows: "Supplier hereby grants to Distributor the non-exclusive right to sell the Hemostasis and MicroScan classes of Products throughout the Territory, subject to the following conditions and limitations"
3.   Section 2(b) will be amended to read in its entirety as follows:
     "Distributor hereby accepts such grant."
4.   Section 4
5. Section 5(a) will be amended to read in its entirety as follows: "Supply Products to existing customers pursuant to all AdNow leases in existence at the expiration or termination of this Agreement, the reagents or consumables portion of which has not been assigned to Supplier pursuant to the terms of Section 9(e) of this Agreement."
6.   Section 5(b) and (c)
7. Section 5(e)(1), (2), (3), (4); however, both the lead-in language and the unnumbered last paragraph of 5(e) are deleted
8.   Section 5(f)
9.   The first two sentences of Section 5(j)
10.  Section 5(m), (n), (o)--at a mutually-agreed upon price, and (q)
11.  Section 5(u)
12.  Section 6(a), (e) through (g)--except (g)(i)
13. Section 6(k) will be amended to read in its entirety as follows: "Allow Distributor to inspect Supplier's facilities during normal business hours in the event of a recall or field corrective action in order to allow Distributor to audit the operations and quality system elements associated with the affected Products and allow Distributor access to the device master and device history records for the affected Products."
14.  Section 6(m) through (o), (s), (t), (v)
15.  Section 6(aa)
16.  Section 7
17.  Section 10
18.  Section 11
19.  Section 12
20.  Section 13(a)
21.  Section 13(c) through (i), (n), (o), (r)
22.  Section 14
23.  The first and last sentences of Section 15
24.  Section 16
25.  Section 17
26. Sections II.C, II.D and II.F of Exhibit C to the Second Amendment to this Agreement, as modified by the February Letter Agreement and the March Letter Agreement
26. All Exhibits and Schedules, to the extent referenced in the above-specified text
27. The February Letter Agreement, March Letter Agreement and April Letter Agreement

                                                                      Schedule 2
                                                                      ----------

                 Terms of Distribution Agreement (as amended)
                 to be Operative at the Effective Time of the
                      Termination of the Agency Agreement
              (any items not listed herein will not be operative)

1.   Section 1 (Definitions)
2. Section 2(a)(3), although the lead-in language of 2(a) will be amended to read in its entirety as follows: "Supplier hereby grants to Distributor the non-exclusive right to sell the Hemostasis and MicroScan classes of Products throughout the Territory, subject to the following conditions and limitations"
3.   Section 2(b)(2) and (3)
4. Section 2(c) (although the notices from Distributor specified at the end thereof will no longer be necessary)
5. Section 3 will be amended to read in its entirety as follows: "The term of this agreement shall begin at the effective time of the termination of the Agency Agreement between Distributor and Supplier (the "Agency Agreement"), and shall end on the later of (i) the date that there is no remaining Net Book Value on any Valid Active AdNow Lease that was originally subject to the Agency Agreement and (ii) the date which is nine months after the effective time of the termination of the Agency Agreement."
6.   Section 4
7. Section 5(a) will be amended to read in its entirety as follows: "Supply Products to existing customers pursuant to all Valid Active AdNow Leases and Valid Inactive AdNow Leases then in existence that were originally subject to the Agency Agreement."
8.   Section 5(b) and (c)
9. Section 5(e)(1), (2), (3), (4); however, both the lead-in language and the unnumbered last paragraph of 5(e) are deleted
10. Section 5(e)(12) (but only for those Valid Active AdNow Leases and Valid Inactive AdNow Leases then in existence that were originally subject to the Agency Agreement)
11.  Section 5(f)
12.  The first two sentences of Section 5(j)
13.  Section 5(m), (n), (o) - at a mutually-agreed upon price, and (q)
14.  Section 5(u)
15.  Section 6(a), (e) through (g)
16. Section 6(k) will be amended to read in its entirety as follows: "Allow Distributor to inspect Supplier's facilities during normal business hours in the event of a recall or field corrective action in order to allow Distributor to audit the operations and quality system elements associated with the affected Products and allow Distributor access to the device master and device history records for the affected Products."
17.  Section 6(m) through (o), (s), (t), (v)
18.  Section 6(aa)
19.  Section 7
20.  Section 8(a)(v) and (vi) and 8(e)
21.  Section 10
22.  Section 11
23.  Section 12
24.  Section 13(a)
25. Section 13(b) shall be amended to read in its entirety as follows: "This Agreement, together with all amendments hereto, including without limitation the March Letter Agreement, the April Letter Agreement, and the February Letter Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter."
26.  Section 13(c) through (i), (n), (o), (r)
27.  Section 14
28.  The first and last sentences of Section 15
29.  Section 16
30.  Section 17
31. Exhibit A shall be amended so that Distributor's guaranteed gross profit margins shall be 3%
32. All other Exhibits and Schedules, to the extent referenced in the above-specified text
33. The February Letter Agreement, March Letter Agreement and April Letter Agreement